EXHIBIT 10.10

PUT AGREEMENT

Dated as of December 2, 2004

By and Among

MOULIN INTERNATIONAL HOLDINGS LIMITED

and

CERTAIN SUBSIDIARIES OF MOULIN INTERNATIONAL HOLDINGS LIMITED

and

GOLDEN GATE PRIVATE EQUITY, INC.

PUT AGREEMENT

This PUT AGREEMENT (this “Agreement”), dated as of December 2, 2004 is made by and among MOULIN INTERNATIONAL HOLDINGS LIMITED, a Bermuda company (“Moulin”), MOULIN OPTICAL MANUFACTORY LIMITED, a Hong Kong company, ALLIED INDUSTRIAL LIMITED, a Hong Kong company, LEADKEEN INDUSTRIAL LIMITED, a Hong Kong company, MOULIN EUROPEAN HOLDINGS LIMITED, a British Virgin Islands company, AMPLE FAITH INVESTMENTS LIMITED, a British Virgin Islands company and METZLER INTERNATIONAL (USA) INC., a Delaware corporation (collectively, the “Moulin Subsidiaries” and, together with Moulin, the “Moulin Entities”) and GOLDEN GATE PRIVATE EQUITY, INC. (together with its Affiliates who become holders of Equity Securities, the “GGC Entities” and together with the Moulin Entities, the “Parties”).

W I T N E S S E T H :

WHEREAS, ECCA Holdings Corporation, a Delaware corporation (the “Company”), a subsidiary of the Company and Eye Care Centers of America, Inc., a Texas corporation (“Target”), have entered into a Merger Agreement (the “Merger Agreement”), dated as of the date hereof, pursuant to which the Company has agreed to acquire by means of a merger all of the issued and outstanding capital stock and other securities of Target;

WHEREAS, the Parties are, concurrently with the execution and delivery of this Agreement, entering into that certain Stockholders Agreement (the “Stockholders Agreement”), it being agreed that any capitalized term used but not defined herein shall have the meaning ascribed to such term in the Stockholders Agreement;

WHEREAS, Moulin has determined that the transactions contemplated by the Merger Agreement (the “Merger”) and their direct or indirect ownership in Target will be beneficial to Moulin and each of it Subsidiaries;

WHEREAS, Moulin would be unable to consummate the Merger without the investment in the Company to be made by the GGC Entities, and the rights contemplated by this Agreement are a condition to the investment in the Company to be made by the GGC Entities; and

WHEREAS, the Parties each desire to enter into this Agreement to, inter alia, provide the GGC Entities certain liquidity rights relating to the Equity Securities.

NOW, THEREFORE, in consideration of the mutual covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

1. REPRESENTATIONS AND WARRANTIES OF MOULIN.

(a) Organization, Qualification, and Corporate Power. (i) Each of the Moulin Entities is a corporation or company duly organized and validly existing under the laws of the jurisdiction of its incorporation. (ii) Each of the Moulin Entities is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required. (iii) Each of the Moulin Entities has full corporate power and authority and all licenses, permits, and authorizations necessary to carry on the businesses in which it is engaged and to own and use the properties owned and used by them. (iv) None of the Moulin Entities is in default under or in violation of any provision of its charter or bylaws (or other applicable governing documents).

(b) Authorization. The execution, delivery and performance of this Agreement, the Stockholders Agreement, the Supply Agreement and the Advisory Agreements and all other agreements contemplated hereby or thereby to which any Moulin Entity is a party (each, a “Transaction Agreement” and collectively, the “Transaction Agreements”) have been duly authorized by all necessary corporate action on the part of such Moulin Entity. Each Transaction Agreement constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally.

(c) Non-Contravention. Neither the execution and the delivery of the Transaction Agreements, nor the consummation of the transactions contemplated thereby will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which any of the Moulin Entities is subject or any provision of the charter, bylaws or other constitutive or organizational documents of any of the Moulin Entities or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, credit facility, lease, license, instrument, or other arrangement to which any of the Moulin Entities is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any lien upon any of its assets), including without limitation, that certain Agreement, dated as of November 12, 2004, by and among the Moulin Entities, Standard Chartered Bank (Hong Kong) Limited, as Co-ordinator and Agent and the Original Lenders (as defined therein) (the “Credit Agreement”), which violation, conflict, breach or default would have a material adverse effect on (i) the ability of the Company to perform its obligations under the Transaction Agreements, (ii) the business, operations, property or condition (financial or otherwise) of the Moulin Entities, taken as a whole or (iii) the ability of any of the Moulin Entities to perform its obligations under the Transaction Agreements (a “Material Adverse Effect”). None of the Moulin Entities needs to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in connection with the consummation the transactions contemplated by any of the Transaction Agreements.

(d) Financial Statements; Projections. Each of the consolidated financial statements (including, in each case, any notes thereto) of Moulin and its consolidated subsidiaries included in the forms, reports, statements, schedules and other documents (the “Reports”) filed since

December 31, 2003 (the “Financial Statements”) with the relevant regulatory authorities, including the Hong Kong Stock Exchange (the “Securities Authorities”) has been prepared in accordance with the rules and regulations of the Securities Authorities and in accordance with Hong Kong generally accepted accounting principles as in effect on the date of filing such Reports except to the extent expressly disclosed in such financial statements. The Financial Statements give a true and fair view and represent the financial condition of Moulin and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows during the relevant periods subject, in the case of unaudited statements, to normal year-end adjustments, none of which, alone or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Attached hereto as Schedule 1(d) are the pro forma financial projections of Moulin and its subsidiaries, on a consolidated basis, after giving effect to the occurrence of the Merger, and which were provided to the lenders under the Credit Agreement (the “Projected Statements”). The Projected Statements represented Moulin’s good faith estimate of future financial performance at such time and were based on assumptions believed by Moulin to be fair and reasonable in light of market conditions at the time made; provided that no assurance is given by Moulin herein that the Projected Statements will actually be realized in the periods set forth therein.

2. PUT ARRANGEMENTS.

(a) At any time following the occurrence of a Put Right Event (as defined below), the GGC Entities shall have the right to require the Moulin Entities to use reasonable best efforts to purchase all of the Equity Securities held by the GGC Entities (the “Put Securities”) at the Put Price (as defined below) (the “Put”) by delivering a written notice to Moulin (the “Put Notice”). The right to exercise the Put shall inure to the benefit of any Affiliate of the GGC Entities to whom Equity Securities of the GGC Entities are transferred pursuant to Section 2.1(a)(i) of the Stockholders Agreement (“Permitted Affiliate Transferees”). The Moulin Entities’ “reasonable best efforts” shall include, without limitation, reasonable best efforts to (i) raise sufficient debt and equity financing proceeds to permit the Moulin Entities to pay the full aggregate Put Price and (ii) obtain approvals, waivers and consents or otherwise remove any restrictions imposed under contractual obligations or applicable law or regulations that have the effect of limiting or prohibiting any Moulin Entity from purchasing all or any portion of the Put Securities at the Put Price.

(b) Upon the delivery of the Put Notice, and subject to the provisions hereof, the Moulin Entities shall, during the 180-day period described below, use reasonable best efforts to purchase and the GGC Entities shall sell, against delivery of original stock certificates and stock powers duly endorsed in favor of Moulin (or its designee) evidencing such Put Securities, all of the Put Securities then held by the GGC Entities (which have not been or are not being simultaneously repurchased or redeemed by the Company), free and clear of Liens (other than restrictions on transfer imposed by securities laws), at the Put Price at a mutually agreeable place and date no later than the 180th day following (i) if a Valuation Notice has been delivered pursuant to Section 2.2 of the Stockholders Agreement, the date of such Valuation Notice and (ii) if no Valuation Notice has been delivered pursuant to Section 2.2 of the Stockholders Agreement, the delivery of the Put Notice (the “Put Closing”). Such 180-day period is referred to herein as the “Put Closing Period”.

(c) At the Put Closing, the GGC Entities shall deliver to the Moulin Entities (or their designees) certificates representing the Put Securities, and the Moulin Entities shall deliver (or cause their designees to deliver) to the GGC Entities the Put Price by wire transfer of immediately available funds to the to an account or accounts designated by the GGC Entities.

(d) A “Put Right Event” shall mean the Fourth Anniversary (as defined in the Stockholders Agreement).

(e) The “Put Price” of the Put Securities shall mean an amount in cash equal to the original issuance price of such Equity Securities plus interest at 20% per annum from the Closing Date (as defined in the Merger Agreement), compounding on an annual basis through the date of the Put Closing, less the actual aggregate amount, if any, of all Distributions (as defined in the Company’s certificate of incorporation) received by the GGC Entities from the Company prior to the Put Closing in respect of such Put Securities; provided that if the Moulin Entities fail to purchase the Equity Securities contemplated to be purchased by them hereunder, the amount of the Put Price with respect to such Put Securities shall continue to increase at a rate of 20% per annum, compounding on an annual basis, through the date on which such Put Securities are purchased or on which the Moulin Entities have made the Put Payment (as defined below) in full with respect to such Put Securities; provided further that the GGC Entities shall be entitled to rescind any portion of the exercised Put if any portion of the Put Price is not paid by the Moulin Entities (in which case the GGC Entities shall promptly repay any portion of the Put Price paid by the Moulin Entities and the Moulin Entities shall promptly return any certificates representing the Put Securities delivered by the GGC Entities).

3. PUT PAYMENT.

(a) Sale Right. If the Moulin Entities do not purchase all of the Put Securities at the Put Price on or before the last day of the Put Closing Period, then the GGC Entities shall have a right to cause the Stockholders to sell all of the Equity Securities of the Company at any time thereafter in accordance with Section 2.5 of the Stockholders Agreement. Such a sale shall be considered a “Company Sale” under the Stockholders Agreement and all of the terms and conditions of Section 2.5 of the Stockholders Agreement shall apply to such a sale.

(b) Put Obligation.

(i) If the proceeds to the GGC Entities from (A) any Company Sale (whether initiated pursuant to the GGC Entities’ rights under this Agreement or the Stockholders Agreement), (B) any other sale of the Company, (C) any bankruptcy, liquidation, dissolution or winding up of the Company or Target or (D) any sale of any Equity Securities held by any of the GGC Entities (in each case, whenever occurring) (each, an “Exit Event”) do not, in the aggregate, exceed the Unreturned Original Cost (as defined in the Company’s certificate of incorporation) of the Put Securities at the time of such Exit Event, then the Moulin Entities shall be jointly and severally required to pay to the GGC Entities an amount of cash equal to the difference between such Unreturned Original Cost of the Put Securities less the aggregate proceeds from such Exit Event (the “Put Payment Obligations”); provided, however, that if any Exit Event occurs prior to the Fourth Anniversary, then the Put Payment Obligations shall not become due and payable to the

GGC Entities until the Fourth Anniversary (the “Due Date”), upon which date the Moulin Entities shall pay all such amounts in full to the GGC Entities; provided, further, that notwithstanding the foregoing, the bankruptcy or entry into receivership or insolvency proceedings of any of the Moulin Entities shall accelerate in full the Due Date for all such Put Payment Obligations to the applicable date of such bankruptcy or entry into receivership or insolvency proceedings. Notwithstanding anything to the contrary in the foregoing, in the event of the commencement of any bankruptcy, liquidation, dissolution or winding up of the Company or Target, the GGC Entities will be entitled at their election, to receive on the Due Date (or immediately upon the date on which any such event occurs should the event occur following the Due Date) an amount in cash equal to the Unreturned Original Cost of all of the Put Securities, as of such date, in exchange for the surrender to the Moulin Entities of all such Put Securities.

(ii) Upon the terms and subject to the conditions set forth in this Agreement, each of the Moulin Entities hereby, jointly and severally, guarantees to the GGC Entities the payment in full, when due, of any and all of the Put Payment Obligations. It is the intent of the Moulin Entities that the obligations set forth herein shall be a guaranty of payment and collection. Each of the Moulin Entities hereby agrees that (A) it is directly, jointly and severally with the other Moulin Entities, liable to the GGC Entities; (B) the obligations of such Moulin Entity hereunder are independent of the obligations of the other Moulin Entities and (C) a separate action may be brought against such Moulin Entity, whether such action is brought against the other Moulin Entities or whether any other Moulin Entity is joined in such action. The obligations of the Moulin Entities under this Agreement shall not be altered, limited or affected by any bankruptcy or insolvency proceeding of the Company.

4. COVENANTS

(a) Lender Communications. At all times after the occurrence of an Access Right Event until the satisfaction in full of the Moulin Entities’ obligations hereunder, Moulin shall deliver to the GGC Entities: (i) Moulin’s yearly audited consolidated financial statement, (ii) Moulin’s semi-annual financial statements and (iii) copies of all notices provided under or in connection with the Credit Agreement (or any replacement, renewal or successor credit facility) to any of the lender(s) or agent(s) thereunder, in each case to be delivered to the GGC Entities at such time as such statements and notices are delivered to Moulin’s lender(s) or agent(s) pursuant to the Credit Agreement (or any replacement, renewal or successor credit facility). In addition, at all times until the satisfaction in full of the Moulin Entities’ obligations hereunder, Moulin shall provide the GGC Entities a copy, promptly after receipt thereof, of any notice of any default or event of default delivered to any Moulin Entity by Moulin’s lender(s) or agent(s) pursuant to the Credit Agreement (or any replacement, renewal or successor credit facility).

(b) Opinion of Counsel. Concurrently with the execution and delivery of this Agreement, Moulin shall provide to the GGC Entities an opinion of counsel which is reasonably acceptable to the GGC Entities in the form attached hereto as Exhibit A.

(c) Board Observer. At all times after the occurrence of an Access Right Event until the satisfaction in full of the Moulin Entities’ obligations hereunder, the GGC Entities shall have the right to designate a representative (the “Board Observer”) (who shall be a principal or partner of the GGC Entities) who shall (i) have the right to receive due notice of and to attend and participate in discussions at (but not vote on any matters on which the directors are entitled to vote) all meetings of the board of directors of Moulin (the “Board”) and (ii) have the right to receive copies of all documents and other information, including minutes, consents, business plans, presentation materials, budgets and financial information furnished to members of the Board.

(d) Access Right Event. For purposes of this Agreement, an “Access Right Event” shall mean the occurrence of any of the circumstances described in clauses (i) and (ii) of the definition of GGC Additional Board Nomination Triggering Event (as defined in the Stockholders Agreement).

5. MISCELLANEOUS

(a) Entire Agreement. This Agreement contains the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior arrangements or understandings (whether written or oral) with respect thereto.

(b) Captions. The headings and captions used herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

(c) Counterparts. For the convenience of the Parties, any number of counterparts of this Agreement may be executed by the Parties and each such executed counterpart shall be deemed to be an original instrument.

(d) Notices. Any notice or other communication required or permitted under this Agreement shall be deemed to have been duly given (i) five (5) Business Days following deposit in the mails if sent by registered or certified mail, postage prepaid, (ii) when sent, if sent by facsimile transmission, if receipt thereof is confirmed by telephone, (iii) when delivered, if delivered personally to the intended recipient and (iv) two (2) Business Days following deposit with a nationally recognized overnight courier service, in each case addressed as follows:

If to the Moulin Entities, to:

Moulin International Holdings Limited

Room 701-4, 7th Floor, Telford House

16 Wang Hoi Road, Kowloon Bay,

Kowloon, Hong Kong

Fax: (852) 2148 7272

Attn: Anthony DiChiara c/o Katie Kan

with a copy (which shall not constitute notice) to its counsel:

White & Case LLP

3000 El Camino Real

5 Palo Alto Square, 10th Floor

Palo Alto, CA 94306

Attention: Jeffrey Washenko

Telephone: (650) 213-0346

Facsimile: (650) 213-8158

If to the GGC Entities, to:

c/o Golden Gate Private Equity, Inc.

One Embarcadero Center, 33rd Floor

San Francisco, CA 94111

Attention: Prescott Ashe

Telephone: (415) 627-4500

Facsimile: (415) 627-4501

with a copy (which shall not constitute notice) to its counsel:

Kirkland & Ellis LLP

555 California Street, 27th Floor

San Francisco, CA 94104

Attention: Jeffrey C. Hammes, P.C.

                   Stephen D. Oetgen

Telephone: (415) 439-1400

Facsimile: (415) 439-1500

or to such other address or facsimile number as any such Party may, from time to time, designate in writing to all other Parties, and any such communication shall be deemed to be given, made or served as of the date so delivered or, in the case of any communication delivered by mail, as of the date so received.

(e) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and Permitted Affiliate Transferees. Any or all of the rights of a GGC Entity under this Agreement may be assigned or otherwise conveyed by any GGC Entity only in connection with (i) a Transfer of Equity Securities, each of which is in compliance with Section 2.1(a)(i) of the Stockholders Agreement or (ii) if a GGC Entity does not hold Equity Securities on the date hereof, upon the initial issuance of Equity Securities to such GGC Entity.

(f) Governing Law. THE INTERPRETATION AND CONSTRUCTION OF THIS AGREEMENT, AND ALL MATTERS RELATING HERETO, SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS EXECUTED AND TO BE PERFORMED SOLELY WITHIN SUCH STATE.

(g) Submission to Jurisdiction; Waiver of Jury Trial.

(i) Each of the Parties hereby irrevocably acknowledges and consents that any legal action or proceeding brought with respect to any of the obligations arising under or relating to this Agreement may be brought in the courts of the State of New York, County of New York or in the United States District Court for the Southern District of New York and each of the Parties hereby irrevocably submits to and accepts with regard to any such action or proceeding, for itself and in respect of its property, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts. Each Party hereby further irrevocably waives any claim that any such courts lack jurisdiction over such Party, and agrees not to plead or claim, in any legal action or proceeding with respect to this Agreement or the transactions contemplated hereby brought in any of the aforesaid courts, that any such court lacks jurisdiction over such Party. Each Party irrevocably consents to the service of process in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party, at its address for notices set forth in Section 5(e), such service to become effective ten (10) days after such mailing. Each Party hereby irrevocably waives any objection to such service of process and further irrevocably waives and agrees not to plead or claim in any action or proceeding commenced hereunder or under any other documents contemplated hereby that service of process was in any way invalid or ineffective. Subject to Section 5(h)(ii), the foregoing shall not limit the rights of any Party to serve process in any other manner permitted by law. The foregoing consents to jurisdiction shall not constitute general consents to service of process in the State of New York for any purpose except as provided above and shall not be deemed to confer rights on any Person other than the respective Parties.

(ii) Each of the Parties hereby waives any right it may have under the laws of any jurisdiction to commence by publication any legal action or proceeding with respect to this Agreement. To the fullest extent permitted by Applicable Law, each of the Parties hereby irrevocably waives the objection which it may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Agreement in any of the courts referred to in Section 5(h)(i) and hereby further irrevocably waives and agrees not to plead or claim that any such court is not a convenient forum for any such suit, action or proceeding.

(iii) The Parties agree that any judgment obtained by any Party or its successors or assigns in any action, suit or proceeding referred to above may, in the discretion of such party (or its successors or assigns), be enforced in any jurisdiction, to the extent permitted by Applicable Law.

(iv) The Parties agree that the remedy at law for any breach of this Agreement may be inadequate and that should any dispute arise concerning any matter hereunder, this Agreement shall be enforceable in a court of equity by an injunction or a decree of specific performance. Such remedies shall, however, be cumulative and nonexclusive, and shall be in addition to any other remedies which the Parties may have.

(v) Each Party hereby waives, to the fullest extent permitted by Applicable Law, any right it may have to a trial by jury in respect of any litigation as between the parties directly or indirectly arising out of, under or in connection with this Agreement or the transactions contemplated hereby or disputes relating hereto. Each Party (i) certifies that no representative, agent or attorney of the any other Party has represented, expressly or otherwise that such other Party would not, in the event of litigation, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other Parties have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 5(h).

(h) Benefits Only to Parties. Nothing expressed by or mentioned in this Agreement is intended or shall be construed to give any Person other than the Parties and their respective successors or assigns and Permitted Transferees, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of the Parties and their respective successors and assigns and Permitted Transferees, and for the benefit of no other Person.

(i) Obligations of Successors. In the event of a merger, consolidation or liquidation of any Moulin Entity, such Moulin Entity will first make arrangements so that any successor to such Moulin Entity will assume the obligations of such Moulin Entity under this Agreement and be responsible in full for such obligations on the same basis as if it had been an original signatory hereto (and such successor entity shall execute and deliver a counterpart of this Agreement to the GGC Entities).

(j) Termination; Survival of Benefits. This Agreement shall terminate upon the earlier of (i) the termination of the Merger Agreement in accordance with its terms without consummation of the Merger and (ii) the closing of an IPO.

(k) Amendments; Waivers. No provision of this Agreement may be amended, modified or waived without the prior written consent of the GGC Entities and Moulin. Notwithstanding the foregoing, the addition of parties to this Agreement in accordance with its terms shall not be deemed to be an amendment, modification or waiver requiring the consent of any Party.

(l) No Strict Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event any ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by all Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.

* * *

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first set forth above.

GOLDEN GATE PRIVATE EQUITY, INC.

By:	/s/ Jesse T. Rogers
Name:	Jesse T. Rogers
Title:	Managing Director

MOULIN INTERNATIONAL HOLDINGS LIMITED

By:	/s/ Anthony DiChiara
Name:	Anthony DiChiara
Title:	General Counsel

MOULIN OPTICAL MANUFACTORY LIMITED

By:	/s/ Ma Lit Kin, Cary
Name:	Ma Lit Kin, Cary
Title:	Director

ALLIED INDUSTRIAL LIMITED

By:	/s/ Ma Lit Kin, Cary
Name:	Ma Lit Kin, Cary
Title:	Director

LEADKEEN INDUSTRIAL LIMITED

By:	/s/ Ma Lit Kin, Cary
Name:	Ma Lit Kin, Cary
Title:	Director

MOULIN EUROPEAN HOLDINGS LIMITED

By:	/s/ Ma Lit Kin, Cary
Name:	Ma Lit Kin, Cary
Title:	Director

AMPLE FAITH INVESTMENTS LIMITED

By:	/s/ Anthony DiChiara
Name:	Anthony DiChiara
Title:	General Counsel

METZLER INTERNATIONAL (USA) INC.

By:	/s/ Ma Lit Kin, Cary
Name:	Ma Lit Kin, Cary
Title:	Director